UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
December 27, 2005
(Date of earliest event reported)

VESTA INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-1097283 (I.R.S. Employer Identification No.)

3760 River Run Drive Birmingham, Alabama (Address of principal executive offices)	35243 (Zip Code)

(205) 970-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 27, 2005, Vesta Insurance Group, Inc. received notification from the staff of the New York Stock Exchange ("NYSE") that the Company's common stock would be suspended from trading on the NYSE prior to the opening on Thursday, January 5, 2006. The NYSE's application to the Securities and Exchange Commission to delist the Company's common stock is pending completion of applicable procedures, including any appeal by the Company of the NYSE staff's determination. As of the date of this report, the Company does not intend to appeal the NYSE staff's determination.

The NYSE staff had previously notified the Company that it was not in compliance with the NYSE's quantitative listing and that it was considered a "late filer" because it has not timely filed its December 31, 2004 Form 10-K and its September 30, 2004, March 31, 2005 and June 30, 2005 Form 10-Qs. The Company requested up to an additional three month trading period in which it could file the SEC periodic reports then due and submitted a business plan to address the non-compliance with the NYSE's quantitative listing standards. After reviewing these materials, the NYSE staff decided to proceed with the suspension of trading as described above.

The press release announcing receipt of the listing notification from the NYSE is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

                (d)   Press Release, dated December 28, 2005, concerning suspension of trading and intention to apply to delist common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of January 3, 2006.

VESTA INSURANCE GROUP, INC. By: /s/ Donald W. Thornton —————————————— Its: Senior Vice President — General Counsel and Secretary